UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2014, Ally Financial Inc. (“Ally”), in connection with a registered underwritten secondary public offering of shares of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “Underwriters”), and the United States Department of the Treasury (the “Selling Stockholder”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters 54,926,296 shares of the Company’s common stock. The Company will not receive any proceeds from the sale of the shares of common stock in the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document which is attached as Exhibit 1.1 to this Current Report on Form 8-K. In connection with the Offering, the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-201057) relating to the Offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of December 19, 2014, among Ally Financial Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and the United States Department of the Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: December 23, 2014	By:	/s/ David J. DeBrunner
Name: David J. DeBrunner
Title: Vice President, Chief Accounting Officer and Controller

EXHIBIT LISTING

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 19, 2014, among Ally Financial Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and the United States Department of the Treasury.